EXHIBIT 10.2
SUPPLEMENTAL INDENTURE
     SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of January 19, 2006, among MSX International, Inc., a Delaware corporation (the “Company”), MSX International Limited, a company incorporated under the laws of England and Wales (“MSXI Limited” and, together with the Company, the “Issuers”), Creative Technology Services, L.L.C., a Michigan limited liability company (“CTS”), and BNY Midwest Trust Company, an Illinois trust company, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”), in each case, under the Indenture referred to below.
WITNESSETH:
     WHEREAS the Issuers and the Subsidiary Guarantors named therein have heretofore executed and delivered to the Trustee an Indenture (as such may be amended from time to time, the “Indenture”), dated as of August 1, 2003, providing for the issuance of Senior Secured Note Units due 2007 (the “Units”), each Unit consisting of $860 principal amount of 11% Senior Secured Notes due 2007 issued by the Company and $140 principal amount of 11% Senior Secured Notes due 2007 issued by MSXI Limited (together, the “Notes”);
     WHEREAS Section 11.6 of the Indenture provides that under certain circumstances a Guarantor may be released from its Guarantee upon the sale of all of its Capital Stock to any Person that is not a Subsidiary of the Company by execution and delivery to the Trustee of a supplemental indenture; and
     WHEREAS pursuant to Section 9.1(5) of the Indenture, the Trustee and the Issuers are authorized to execute and deliver this Supplemental Indenture;
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, CTS and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
     1. Definitions. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

     2. Release of Guarantee. Each of the parties hereto hereby agrees that from and after the date hereof, CTS: (a) is unconditionally released and discharged from and in respect of any and all claims, causes of action, liabilities and obligations of any nature whatsoever, inchoate or mature, know and unknown, whether or not asserted heretofore, arising or related to its Guarantee in accordance with Section 11.6 of the Indenture; and (b) shall no longer be a Subsidiary Guarantor for any purpose under the Indenture or the Notes.
     3. Release of Liens.
          a. Pursuant to and subject to compliance with the terms of the Indenture, the Collateral Agent hereby agrees that the Security Interests created by the Indenture and the Collateral Agreements , and all right, title and interest in and to (i) the Capital Stock of CTS (“CTS Capital Stock”) and (ii) the Collateral owned by CTS (“CTS Collateral” and together with CTS Capital Stock, the “Released Interests”), in each case, that were granted, pledged, conveyed, transferred and assigned to the Collateral Agent pursuant to the Indenture and the Collateral Agreements are released and terminated.
          b. The Collateral Agent irrevocably authorizes Dickinson Wright PLLC, counsel to JPMorgan Chase Bank N.A., agent for the Lenders party to the Senior Credit Facility, and any agent appointed by Dickinson Wright PLLC, to file, in the name and on behalf of the Collateral Agent, any and all UCC termination statements and such other documents necessary or desirable to terminate all Security Interests securing the Released Interests under the Indenture and the Collateral Agreements.
     4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.
     5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Issuers and CTS and not of the Trustee.
     7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

MSX INTERNATIONAL, INC.
By:	/s/ Frederick K. Minturn
	Name:	Frederick K. Minturn
	Title:	Executive Vice President and Chief Financial Officer

MSX INTERNATIONAL LIMITED
By:	/s/ Frederick K. Minturn
	Name:	Frederick K. Minturn
	Title:	Director

CREATIVE TECHNOLOGY SERVICES, L.L.C.
By:	/s/ Frederick K. Minturn
	Name:	Frederick K. Minturn
	Title:	Vice President

BNY MIDWEST TRUST COMPANY, as Trustee
By:	/s/ Roxane Ellwanger
	Name:	Roxane Ellwanger
	Title:	Assistant Vice President

BNY MIDWEST TRUST COMPANY, as Collateral Agent
By:	/s/ Roxane Ellwanger
	Name:	Roxane Ellwanger
	Title:	Assistant Vice President